Exhibit H



                  THE SOUTHERN COMPANY AND SUBSIDIARY COMPANIES
                     Capitalization Ratios at June 30, 1997



                                                       Consolidated       Pro Forma
                                                         per 10-Q          Amounts           Equity               Debt
                                                      ----------------   -------------   ----------------    ---------------
Capitalization (in thousands of dollars):
     Common stock..........................................$3,424,341   $      -         $3,424,341
     Paid-in capital........................................2,190,378          -          2,190,378
     Retained earnings......................................3,723,644          -          3,723,644
     Preferred stock..........................................739,615      6,701 (A,D)      746,316
     Capital & preferred securities.........................1,744,465          -          1,744,465
     Long-term debt.........................................9,630,366    359,070 (A)                            $9,989,436
     Preferred due within one year............................143,757          -            143,757
     Long-term debt due within one year.......................591,029          -                                   591,029
     Notes payable & commercial paper.......................1,707,887          -                                 1,707,887
                                                      ===============   ========        ===========          ===============
            Total (Incl Amts Due in 1 Year)...............$23,895,482   $365,771        $11,972,901            $12,288,352
                                                      ===============   ========        ===========          ===============

     Actual Amounts in Millions of Dollars....................$23,895                       $11,966                $11,929
     Actual Capitalization Ratios..............................100.0%                         50.1%                  49.9%

     Pro Forma Amounts in Millions of Dollars.................$24,261                       $11,973               $12,288
     Pro Forma Capitalization Ratios...........................100.0%                         49.4%                 50.6%



             Pro Forma Consolidated Statements of Income (Unaudited)
                        (Stated in Thousands of Dollars)


                                                                               For the Twelve
                                                                                Months Ended
                                                                               June 30, 1997        Pro Forma        As Adjusted

OPERATING REVENUES                                                             $    10,666,636    $         -     $    10,666,636
                                                                               ----------------   ------------    ----------------
OPERATING EXPENSES:
Operation--
     Fuel                                                                            2,189,974              -           2,189,974
     Purchased power                                                                 1,533,556              -           1,533,556
     Other                                                                           1,817,430              -           1,817,430
Maintenance                                                                            800,876              -             800,876
Depreciation and amortization                                                        1,078,859              -           1,078,859
Amortization of deferred Plant Vogtle costs                                            144,868              -             144,868
Taxes other than income taxes                                                          602,818              -             602,818
Income taxes                                                                           676,225         (9,315)(B)         666,910
                                                                               ----------------   ------------    ----------------
Total operating expenses                                                             8,844,606         (9,315)          8,835,291
                                                                               ----------------   ------------    ----------------
OPERATING INCOME                                                                     1,822,030          9,315           1,831,345
OTHER INCOME:
Allowance for equity funds used during construction                                      4,509              -               4,509
Interest income                                                                         74,300              -              74,300
Other, net                                                                              45,608              -              45,608
Income taxes applicable to other income                                                (19,257)             -             (19,257)
                                                                               ----------------   ------------    ----------------
INCOME BEFORE INTEREST CHARGES                                                       1,927,190          9,315           1,936,505
                                                                               ----------------   ------------    ----------------
INTEREST CHARGES AND OTHER:
Interest on long-term debt                                                             584,062         24,147 (B)         608,209
Allowance for debt funds used during construction                                      (16,867)             -             (16,867)
Interest on notes payable                                                               97,627              -              97,627
Amortization of debt discount, premium and expense, net                                 28,599              -              28,599
Other interest charges                                                                  47,246              -              47,246
Minority interest in subsidiaries                                                       40,698              -              40,698
Distributions on capital and preferred securities of subsidiary companies               64,428              -              64,428
Preferred dividends of subsidiary companies                                             72,663          3,520 (B,D)        76,183
                                                                               ----------------   ------------    ----------------
Interest charges and other, net                                                        918,456         27,667             946,123
                                                                               ----------------   ------------    ----------------

CONSOLIDATED NET INCOME                                                        $     1,008,734    $   (18,352)    $       990,382
                                                                               ================   ============    ================

                          (See Notes on Following Page)

                                      NOTES

(A) To give effect to (i) the proposed issuance by Gulf Power Company of $200,000,000 of first mortgage bonds, $200,000,000 of preferred stock and $159,070,000 of pollution control obligations.

(B) To give effect to (i) the proposed issuance by Gulf Power Company of $200,000,000 of first mortgage bonds at an assumed rate of 7.50%, $200,000,000 of preferred stock at an assumed rate of 6.50%, and $159,070,000 of pollution control obligations at an assumed rate of 5.75%.

(C) The amounts and types of the securities to be issued by Gulf Power Company will be dependent upon, among other things, market conditions prevailing at the time of issuance. The amounts estimated to be issued are the maximum amounts requested in the subject application and are used solely for the purpose of illustrating the effect upon Southern Company consolidated capitalization and earnings. In addition, no assumptions are made in connection with possible refundings.

(D) To give effect to the retirement of $193,299,000 of preferred stock which ultimately could be tendered in connection with the transactions contemplated in this Form U-1 application. Adjustments for special federal income tax dividend deductions on certain of the issues which could be tendered are not included in the pro forma income statement entries.